EXHIBIT 99.1
News Release

For Immediate Release	Contact: Bob Lougee (703) 721-3080
Wednesday, October 29, 2008	bob.lougee@usamobility.com
USA Mobility Reports Third Quarter Operating Results;
Board Declares Quarterly Cash Distribution
Revenue Per Unit and Expense Trends Continue to Improve
Alexandria, VA (October 29, 2008) — USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging and communications services, today announced operating results for the third quarter ended September 30, 2008.
In addition, the Company’s Board of Directors declared a regular quarterly cash distribution of $0.25 per share. The cash distribution will be paid on December 10, 2008 to stockholders of record on November 14, 2008. The Company expects the entire amount of the cash distribution to be paid as a return of capital.
Total revenue for the third quarter was $88.4 million, compared to $92.1 million in the second quarter and $105.4 million in the third quarter of 2007. Net income in the third quarter was $2.4 million, or $0.09 per fully diluted share, compared to net income of $15.5 million, or $0.56 per fully diluted share, in the year-earlier quarter. The decrease in net income primarily resulted from a $7.3 million income tax expense in the third quarter due to a reduction in the carrying value of deferred income tax assets (DTAs). Absent the incremental income tax expenses, net income for the third quarter would have been $9.7 million, or $0.35 per fully diluted share.
Third quarter results included:
•	Total paging ARPU (average revenue per unit) increased to $8.69 in the third quarter, compared to $8.54 in the second quarter and $8.62 in the year-earlier quarter.

•	Operating expenses (excluding depreciation, amortization, accretion and goodwill impairment) were $62.8 million in the third quarter, compared to $61.5 million in the second quarter. The increase resulted from severance and restructuring charges of $5.1 million. Absent severance and restructuring charges, operating expenses in the third quarter would have been $57.7 million, a decrease of 5.8 percent from the second quarter and 20.5 percent from the third quarter of 2007.

•	EBITDA (earnings before interest, taxes, depreciation, amortization, accretion and goodwill impairment) in the third quarter totaled $25.5 million, compared to $30.6 million in the second quarter and $31.6 million in the third quarter of 2007. Excluding the $5.1 million of severance and restructuring charges, EBITDA would have been $30.6 million in the third quarter, approximately the same as the prior quarter.

•	EBITDA margin (or EBITDA as a percentage of revenue) was 28.9 percent in the third quarter, compared to 33.2 percent in the second quarter and 29.9 percent in the third quarter of 2007. Absent the severance and restructuring charges, EBITDA margin in the third quarter would have been 34.6 percent.

•	Units in service totaled 3,002,000 at September 30, 2008, compared to 3,176,000 at June 30, 2008. Net unit loss in the third quarter was 174,000, compared to 157,000 in the second quarter and 137,000 in the third quarter of 2007.

•	The annual rate of subscriber erosion was 17.1 percent, compared to 15.5 percent in the second quarter and 15.0 percent in the year-earlier quarter. The quarterly rate of subscriber loss was 5.5 percent, compared to 4.7 percent in second quarter and 3.7 percent in the third quarter of 2007.

•	The annual rate of revenue erosion was 16.2 percent, compared to 14.3 percent in the second quarter, while the quarterly rate of revenue erosion was 4.0 percent, compared to 2.8 percent in the prior quarter.

•	Capital expenses were $6.2 million, compared to $3.9 million in the second quarter.

•	The Company’s cash balance at September 30, 2008 was $103.7 million.
“USA Mobility again made excellent progress during the third quarter,” said Vincent D. Kelly, president and chief executive officer, “as we continued to successfully manage our costs, maximize cash flow, and generate solid revenue and profitability. In addition, we restructured pricing on selected products to better reflect current values, resulting in higher average revenue per unit and a strong operating margin, and continued to focus on sales opportunities in our core market segments of Healthcare, Government and Large Enterprise. At the same time,” he added, “we were disappointed at the continued high level of net unit loss during the quarter as gross unit placements slowed relative to past trends. In fact, in the third quarter we lost almost 2.7 subscribers for every new subscriber we added.” Kelly noted, however, that net unit loss rates among the Company’s core market segments were again lower than for other customers. “Healthcare, in particular, continues to be our most stable segment,” he said, “and now represents 41.5 percent of our customer base.”
Kelly said the Company ended the quarter with a strong balance sheet, including cash balances exceeding $100 million. “USA Mobility is an unusual company in today’s market environment, with no debt, significant cash and a high cash flow margin,” he said. “As a result, our Board today declared a $0.25 quarterly cash distribution consistent with our policy to return capital to stockholders.” Kelly cautioned, however, that the Board will continue to monitor the Company’s capital distribution policy going forward. “Notwithstanding our strong results over the past two quarters due to ARPU enhancements and cost control, we recognize that continued levels of subscriber erosion, exacerbated by a challenging economy, will reduce our future cash flow levels and operating margins.”
In response to the declining subscriber base and weakening economy, Kelly said the Company recently launched a series of internal initiatives for the balance of 2008 and throughout 2009 designed to create greater operational efficiencies throughout the organization as well as enhance existing cost reduction efforts. Included among the initiatives are plans to accelerate the Company’s network rationalization program to further reduce site rent costs, restructure sales and marketing operations to better focus resources on core market segments, and consolidate various administrative functions and responsibilities. “These changes are necessary in order for us to partially offset the impact of declining revenues and to meet our long-term goals for free cash flow, customer sales and retention, quality customer service, and technically efficient networks,” said Kelly, “as we continue to provide reliable and cost effective wireless communications services to our customers nationwide.”
Commenting on the Company’s appeal of the Federal Communications Commission’s Back-Up Power Order (Order), Kelly said the case is still pending. “In the meantime,” he added, “we made significant progress during the third quarter to deconstruct redundant transmitters in connection with our long-term network rationalization program. While we believe the Court will ultimately vacate the Order based on the merits of our appeal, our ongoing program to eliminate transmitters is steadily reducing the potential cost of compliance should the Order eventually be upheld.”
Additionally, the FCC is considering changes to its rules governing the collection of universal service fees. Such changes could significantly increase the contributions the Company is required to make to the Universal Service Fund. Currently, the FCC assesses universal service contributions based on telecommunications carriers’ interstate revenues, but it is considering imposing instead a flat monthly charge of $1.00 or more per assigned telephone number. Contributing on the basis of assigned telephone numbers would cost the Company far more than the existing revenue-based methodology. The Company has presented its position to the FCC that paging carriers should be exempt from any numbers-based contribution requirement in light of important public policy and legal considerations. If the FCC adopts a numbers-based methodology and refuses to grant an exemption for paging carriers, the Company’s attempt to recover the increased contribution costs from customers could significantly diminish demand for the Company’s services, and our failure to recover such increased contribution costs could have a material adverse impact on the Company’s financial performance.
Thomas L. Schilling, chief operating officer and chief financial officer, said the Company reported solid financial and operating results for the third quarter. “Higher revenue per unit was largely the result of our program to adjust retail prices that we initiated last June,” he said, “while a continued emphasis on cost reduction contributed to our strong EBITDA and cash flow margins. Our recurring operating expenses, excluding a $5.1 million charge for severance and restructuring in the third quarter, continued to decline as a result of numerous cost control efforts,” Schilling noted, “and are down 20.5 percent from the third quarter of 2007, continuing to outpace the 16.2 percent annual rate of revenue erosion.”
Commenting on the reduction of DTAs in the third quarter, Schilling explained: “Accounting rules require us to evaluate whether or not the Company will use all of its DTAs to offset future taxable income. As a result, based on current trends for subscribers, operating expenses and capital expenses — which, of course, are subject to change — we projected future levels of taxable income that mandated a reduction in the carrying value of our DTAs based on our effective tax rate of approximately 38 percent. Going forward, we will continue to evaluate our operating trends and will adjust the carrying value of our DTAs, either up or down, as circumstances warrant.”
Schilling also noted that the Company was maintaining its previously announced financial guidance for 2008, with revenues for the year expected to be between $355 million to $360 million, operating expenses (excluding depreciation, amortization, accretion and goodwill impairment) expected to be between $245 million to $250 million, and capital expenses for 2008 to range from $18 million to $20 million.
* * * * * * * * *
USA Mobility plans to host a conference call for investors on its third quarter results at 10:00 a.m. Eastern Time on Thursday, October 30, 2008. The dial-in number for the call is 866-316-1372 (toll-free) or 913-312-1272 (toll). The pass code for the call is 4281933. A replay of the call will be available from 2:00 p.m. ET on October 30 until 11:59 p.m. on Thursday, November 13. The replay number is 888-203-1112 (toll-free) or 719-457-0820 (toll). The pass code for the replay is 4281933.
* * * * * * * * *
About USA Mobility
USA Mobility, Inc., headquartered in Alexandria, Virginia, is a comprehensive provider of reliable and affordable wireless communications solutions to the healthcare, government, large enterprise and emergency response sectors. As a single-source provider, USA Mobility‘s focus is on the business-to-business marketplace and supplying wireless connectivity solutions to a majority of the Fortune 1000 companies. The Company operates nationwide networks for both one-way paging and advanced two-way messaging services. In addition, USA Mobility offers mobile voice and data services through Sprint Nextel, including BlackBerry® smartphones and GPS location applications. The Company’s product offerings include customized wireless connectivity systems for the healthcare, government and other campus environments. USA Mobility also offers M2M (machine-to-machine) telemetry solutions for numerous applications that include asset tracking, utility meter reading and other remote device monitoring applications on a national scale. For further information visit www.usamobility.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s expectations for future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, our ability to continue to reduce operating expenses and to generate cash from operations, our future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, technological improvements in hand-held devices and transmission services offered by our competitors, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.
Tables to Follow

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (a)
(unaudited and in thousands, except share and per share amounts)

	For the three months ended
	3/31/07	6/30/07	9/30/07	12/31/07	3/31/08	6/30/08	9/30/08
Revenues:
Paging service	$104,003	$98,248	$95,393	$91,825	$86,773	$83,360	$80,533
Cellular	2,087	2,497	2,035	1,705	1,859	1,547	1,494
Product sales	4,400	5,335	6,851	5,618	4,871	5,741	5,014
Other	1,052	1,390	1,145	1,040	1,255	1,427	1,316

Total revenues	111,542	107,470	105,424	100,188	94,758	92,075	88,357

Operating expenses:
Cost of products sold	687	1,508	2,435	1,603	1,081	1,408	1,291
Service, rental and maintenance	39,033	39,356	36,746	36,795	33,969	31,583	29,069
Selling and marketing	10,242	9,975	9,891	8,720	7,836	7,549	6,756
General and administrative	26,448	23,297	23,606	23,316	21,808	20,782	20,631
Severance and restructuring	17	—	1,177	5,235	145	153	5,063
Depreciation, amortization and accretion	13,318	12,450	12,048	10,872	12,513	11,674	11,075
Goodwill impairment	—	—	—	—	188,170	—	—

Total operating expenses	89,745	86,586	85,903	86,541	265,522	73,149	73,885

% of total revenues	80.5%	80.6%	81.5%	86.4%	280.2%	79.4%	83.6%

Operating income (loss)	21,797	20,884	19,521	13,647	(170,764)	18,926	14,472

% of total revenues	19.5%	19.4%	18.5%	13.6%	-180.2%	20.6%	16.4%

Interest income, net	951	932	856	709	578	672	471
Other (expense) income, net	(516)	826	1,038	802	125	202	205

Income (loss) before income tax expense	22,232	22,642	21,415	15,158	(170,061)	19,800	15,148
Income tax expense	9,206	9,676	5,947	61,816	7,739	9,528	12,730

Net income (loss)	$13,026	$12,966	$15,468	$(46,658)	$(177,800)	$10,272	$2,418

Basic net income (loss) per common share	$0.47	$0.47	$0.56	$(1.70)	$(6.48)	$0.37	$0.09

Diluted net income (loss) per common share	$0.47	$0.47	$0.56	$(1.70)	$(6.48)	$0.37	$0.09

Basic weighted average common shares outstanding	27,434,418	27,440,094	27,445,028	27,450,035	27,459,068	27,474,156	27,474,156

Diluted weighted average common shares outstanding	27,578,066	27,570,346	27,594,513	27,450,035	27,459,068	27,600,976	27,602,296

Reconciliation of operating income (loss) to EBITDA (b):
Operating income (loss)	$21,797	$20,884	$19,521	$13,647	$(170,764)	$18,926	$14,472
Add back: depreciation, amortization and accretion	13,318	12,450	12,048	10,872	12,513	11,674	11,075
Add back: goodwill impairment	—	—	—	—	188,170	—	—

EBITDA	$35,115	$33,334	$31,569	$24,519	$29,919	$30,600	$25,547

% of total revenues	31.5%	31.0%	29.9%	24.5%	31.6%	33.2%	28.9%

(a)	Slight variations in totals are due to rounding.

(b)	EBITDA or earnings before interest, taxes, depreciation, amortization, accretion and goodwill impairment is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.
UNITS IN SERVICE ACTIVITY (a)
(unaudited and in thousands)

	For the three months ended
Units in service	3/31/07	6/30/07	9/30/07	12/31/07	3/31/08	6/30/08	9/30/08
Beginning units in service
Direct one-way	3,318	3,179	3,071	2,961	2,854	2,733	2,614
Direct two-way	280	263	245	232	221	206	196

Total direct	3,598	3,442	3,316	3,193	3,075	2,939	2,810

Indirect one-way	417	378	346	330	312	286	261
Indirect two-way	90	92	95	97	98	108	105

Total indirect	507	470	441	427	410	394	366

Total beginning units in service	4,105	3,912	3,757	3,620	3,485	3,333	3,176

Gross placements
Direct one-way	91	112	107	81	77	90	76
Direct two-way	12	14	13	10	8	11	8

Total direct	103	126	120	91	85	101	84

Indirect one-way	19	25	35	29	17	22	12
Indirect two-way	8	8	7	7	16	7	7

Total indirect	27	33	42	36	33	29	19

Total gross placements	130	159	162	127	118	130	103

Gross disconnects
Direct one-way	(230)	(220)	(217)	(188)	(199)	(209)	(199)
Direct two-way	(29)	(32)	(26)	(21)	(22)	(21)	(20)

Total direct	(259)	(252)	(243)	(209)	(221)	(230)	(219)

Indirect one-way	(58)	(57)	(51)	(47)	(44)	(47)	(47)
Indirect two-way	(6)	(5)	(5)	(6)	(5)	(10)	(11)

Total indirect	(64)	(62)	(56)	(53)	(49)	(57)	(58)

Total gross disconnects	(323)	(314)	(299)	(262)	(270)	(287)	(277)

Net gain (loss)
Direct one-way	(139)	(108)	(110)	(107)	(122)	(119)	(123)
Direct two-way	(17)	(18)	(13)	(11)	(14)	(10)	(12)

Total direct	(156)	(126)	(123)	(118)	(136)	(129)	(135)

Indirect one-way	(39)	(32)	(16)	(18)	(27)	(25)	(35)
Indirect two-way	2	3	2	1	11	(3)	(4)

Total indirect	(37)	(29)	(14)	(17)	(16)	(28)	(39)

Total net change	(193)	(155)	(137)	(135)	(152)	(157)	(174)

Ending units in service
Direct one-way	3,179	3,071	2,961	2,854	2,732	2,614	2,491
Direct two-way	263	245	232	221	207	196	184

Total direct	3,442	3,316	3,193	3,075	2,939	2,810	2,675

Indirect one-way	378	346	330	312	285	261	226
Indirect two-way	92	95	97	98	109	105	101

Total indirect	470	441	427	410	394	366	327

Total ending units in service	3,912	3,757	3,620	3,485	3,333	3,176	3,002

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
AVERAGE REVENUE PER UNIT (ARPU) AND CHURN (a)
(unaudited)

	For the three months ended
	3/31/07	6/30/07	9/30/07	12/31/07	3/31/08	6/30/08	9/30/08
ARPU
Direct one-way	$7.96	$7.87	$7.98	$7.93	$7.83	$7.85	$8.08
Direct two-way	23.91	24.02	24.17	24.06	23.68	23.90	23.78

Total direct	9.18	9.08	9.16	9.09	8.95	8.97	9.16

Indirect one-way	4.45	4.12	4.35	4.11	4.10	4.57	4.79
Indirect two-way	6.30	6.10	5.30	8.20	7.52	7.08	5.35

Total indirect	4.79	4.53	4.56	5.06	4.97	5.28	4.96

Total one-way	7.57	7.48	7.61	7.55	7.47	7.54	7.79
Total two-way	19.46	19.18	18.74	19.30	18.44	18.07	17.29

Total paging ARPU	$8.65	$8.54	$8.62	$8.62	$8.49	$8.54	$8.69

Gross disconnect rate (b)
Direct one-way	-6.9%	-6.9%	-7.1%	-6.4%	-7.0%	-7.6%	-7.6%
Direct two-way	-10.4%	-12.2%	-10.5%	-9.1%	-10.2%	-10.4%	-10.2%

Total direct	-7.2%	-7.3%	-7.3%	-6.6%	-7.2%	-7.8%	-7.8%

Indirect one-way	-14.0%	-15.0%	-14.7%	-14.1%	-13.9%	-16.4%	-17.9%
Indirect two-way	-6.2%	-5.9%	-5.7%	-6.7%	-5.3%	-8.8%	-10.3%

Total indirect	-12.6%	-13.2%	-12.8%	-12.5%	-11.8%	-14.3%	-15.7%

Total one-way	-7.7%	-7.8%	-7.8%	-7.1%	-7.7%	-8.5%	-8.6%
Total two-way	-9.4%	-10.4%	-9.2%	-8.4%	-8.7%	-9.8%	-10.2%

Total paging gross disconnect rate	-7.9%	-8.0%	-8.0%	-7.2%	-7.7%	-8.6%	-8.7%

Net gain / loss rate (c)
Direct one-way	-4.2%	-3.4%	-3.6%	-3.6%	-4.3%	-4.3%	-4.7%
Direct two-way	-5.9%	-6.9%	-5.3%	-4.6%	-6.4%	-5.2%	-6.1%

Total direct	-4.3%	-3.6%	-3.7%	-3.7%	-4.4%	-4.4%	-4.8%

Indirect one-way	-9.5%	-8.5%	-4.6%	-5.4%	-8.5%	-8.6%	-13.2%
Indirect two-way	2.5%	3.2%	2.1%	0.8%	11.0%	-2.4%	-4.1%

Total indirect	-7.3%	-6.2%	-3.2%	-4.0%	-3.9%	-6.9%	-10.6%

Total one-way	-4.8%	-3.9%	-3.7%	-3.8%	-4.7%	-4.8%	-5.5%
Total two-way	-3.9%	-4.2%	-3.3%	-3.0%	-1.1%	-4.2%	-5.4%

Total paging net gain / loss rate	-4.7%	-4.0%	-3.7%	-3.7%	-4.4%	-4.7%	-5.5%

(a)	Slight variations in totals are due to rounding.

(b)	Gross disconnect rate is current period disconnected units divided by prior period ending units in service.

(c)	Net gain / loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

USA MOBILITY, INC.
SUPPLEMENTAL INFORMATION BY MARKET SEGMENT (a)
(unaudited)

	For the three months ended
	3/31/07	6/30/07	9/30/07	12/31/07	3/31/08	6/30/08	9/30/08
Gross placement rate (b)
Healthcare	3.6%	4.8%	4.5%	3.6%	3.3%	4.8%	3.8%
Government	2.2%	2.5%	2.5%	2.0%	2.2%	2.1%	2.2%
Large enterprise	2.7%	3.0%	2.9%	2.7%	2.4%	2.3%	2.2%
Other	2.6%	3.2%	3.4%	2.4%	2.5%	2.6%	2.4%

Total direct	2.9%	3.7%	3.6%	2.8%	2.8%	3.4%	3.0%
Total indirect	5.3%	6.9%	9.6%	8.5%	8.0%	7.4%	5.1%

Total	3.2%	4.1%	4.3%	3.5%	3.4%	3.9%	3.2%

Gross disconnect rate (b)
Healthcare	-4.6%	-5.0%	-5.6%	-5.0%	-5.1%	-5.8%	-6.0%
Government	-5.8%	-6.4%	-6.8%	-6.0%	-6.7%	-8.5%	-8.5%
Large enterprise	-8.4%	-9.3%	-7.6%	-6.9%	-8.6%	-9.2%	-9.2%
Other	-10.9%	-10.5%	-10.5%	-9.5%	-10.7%	-10.5%	-10.1%

Total direct	-7.2%	-7.3%	-7.3%	-6.6%	-7.2%	-7.8%	-7.8%
Total indirect	-12.6%	-13.2%	-12.8%	-12.5%	-11.8%	-14.3%	-15.7%

Total	-7.9%	-8.0%	-8.0%	-7.2%	-7.7%	-8.6%	-8.7%

Net loss rate (b)
Healthcare	-1.1%	-0.2%	-1.0%	-1.3%	-1.7%	-0.9%	-2.1%
Government	-3.6%	-3.8%	-4.3%	-4.0%	-4.5%	-6.4%	-6.3%
Large enterprise	-5.7%	-6.2%	-4.6%	-4.3%	-6.2%	-6.9%	-7.0%
Other	-8.3%	-7.2%	-7.2%	-7.1%	-8.2%	-7.9%	-7.8%

Total direct	-4.3%	-3.6%	-3.7%	-3.7%	-4.4%	-4.4%	-4.8%
Total indirect	-7.3%	-6.2%	-3.2%	-4.0%	-3.9%	-6.9%	-10.6%

Total	-4.7%	-4.0%	-3.7%	-3.7%	-4.4%	-4.7%	-5.5%

End of period units in service % of total (b)
Healthcare	33.6%	35.0%	36.2%	37.1%	38.3%	40.0%	41.5%
Government	17.9%	18.0%	17.8%	17.8%	17.9%	17.7%	17.6%
Large enterprise	13.8%	13.6%	13.5%	13.5%	13.1%	12.8%	12.6%
Other	22.6%	21.7%	20.7%	19.8%	18.9%	18.0%	17.4%

Total direct	88.0%	88.3%	88.2%	88.2%	88.2%	88.5%	89.1%
Total indirect	12.0%	11.7%	11.8%	11.8%	11.8%	11.5%	10.9%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(a)	Slight variations in totals are due to rounding.

(b)	Changes in the classification of units in service are reflected in the quarter when such changes are identified. Such changes are then appropriately reflected in calculating the gross placement, gross disconnect and net loss rates.

USA MOBILITY, INC.
SUPPLEMENTAL INFORMATION — DIRECT UNITS IN SERVICE AND CELLULAR ACTIVATIONS (a)
(unaudited)

	For the three months ended
	3/31/07	6/30/07	9/30/07	12/31/07	3/31/08	6/30/08	9/30/08
Account size ending units in service (000’s)
1 to 3 units	251	232	216	200	184	172	159
4 to 10 units	150	139	129	120	112	104	97
11 to 50 units	368	344	319	298	276	255	236
51 to 100 units	215	200	189	176	164	155	144
101 to 1,000 units	924	898	856	827	784	750	716
>1,000 units	1,534	1,503	1,483	1,454	1,419	1,374	1,323

Total	3,442	3,316	3,193	3,075	2,939	2,810	2,675

End of period units in service % of total direct
1 to 3 units	7.2%	7.0%	6.7%	6.5%	6.2%	6.1%	6.0%
4 to 10 units	4.4%	4.2%	4.1%	3.9%	3.8%	3.7%	3.6%
11 to 50 units	10.7%	10.4%	10.0%	9.7%	9.4%	9.1%	8.8%
51 to 100 units	6.2%	6.0%	5.9%	5.7%	5.6%	5.5%	5.4%
101 to 1,000 units	26.9%	27.1%	26.8%	26.9%	26.7%	26.7%	26.8%
>1,000 units	44.6%	45.3%	46.5%	47.3%	48.3%	48.9%	49.4%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Account size net loss rate
1 to 3 units	-9.0%	-7.6%	-6.6%	-7.6%	-7.8%	-6.9%	-7.0%
4 to 10 units	-7.9%	-7.6%	-7.0%	-7.5%	-6.5%	-7.2%	-6.7%
11 to 50 units	-7.5%	-6.4%	-7.3%	-6.6%	-7.6%	-7.4%	-7.4%
51 to 100 units	-4.9%	-6.9%	-5.7%	-6.4%	-6.9%	-5.5%	-7.5%
101 to 1,000 units	-4.4%	-2.8%	-4.7%	-3.3%	-5.2%	-4.3%	-4.6%
>1,000 units	-2.2%	-2.0%	-1.3%	-2.0%	-2.4%	-3.2%	-3.7%

Total	-4.3%	-3.6%	-3.7%	-3.7%	-4.4%	-4.4%	-4.8%

Account size ARPU
1 to 3 units	$14.68	$14.67	$14.90	$14.83	$14.66	$14.62	$14.72
4 to 10 units	13.41	13.40	13.68	13.62	13.56	13.56	13.92
11 to 50 units	10.95	10.93	11.15	11.07	10.99	11.03	11.40
51 to 100 units	9.44	9.48	9.74	9.74	9.57	9.76	10.36
101 to 1,000 units	8.24	8.24	8.35	8.38	8.23	8.45	8.91
>1,000 units	7.93	7.80	7.86	7.81	7.75	7.70	7.72

Total	$9.18	$9.08	$9.16	$9.09	$8.95	$8.97	$9.16

Cellular revenue
Number of activations	5,450	8,046	5,579	5,070	4,509	3,970	3,779

Revenue from cellular services (000’s)	$2,087	$2,497	$2,035	$1,705	$1,859	$1,547	$1,494

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONSOLIDATED OPERATING EXPENSES SUPPLEMENTAL INFORMATION (a)
(unaudited and in thousands)

	For the three months ended
	3/31/07	6/30/07	9/30/07	12/31/07	3/31/08	6/30/08	9/30/08
Cost of products sold	$687	$1,508	$2,435	$1,603	$1,081	$1,408	$1,291

Service, rental and maintenance
Site rent	22,284	22,115	20,705	19,602	17,792	16,756	15,463
Telecommunications	7,058	6,622	5,289	6,356	6,204	5,503	5,072
Payroll and related	6,488	6,657	6,871	6,878	6,683	6,504	5,827
Stock based compensation	31	30	26	25	17	19	19
Other	3,172	3,932	3,855	3,934	3,273	2,801	2,688

Total service, rental and maintenance	39,033	39,356	36,746	36,795	33,969	31,583	29,069

Selling and marketing
Payroll and related	6,740	6,259	5,984	5,517	5,164	4,797	4,317
Commissions	2,170	2,386	2,140	2,056	1,724	2,037	1,742
Stock based compensation	93	91	67	52	39	50	49
Other	1,239	1,239	1,700	1,095	909	665	648

Total selling and marketing	10,242	9,975	9,891	8,720	7,836	7,549	6,756

General and administrative
Payroll and related	9,560	9,343	9,487	8,744	8,682	8,129	7,847
Stock based compensation	304	299	214	180	190	247	253
Bad debt	1,402	1,075	854	1,015	711	691	680
Facility rent	2,947	3,066	2,614	2,177	2,073	2,199	1,937
Telecommunications	1,764	1,526	1,402	1,366	1,048	983	936
Outside services	5,504	5,222	5,136	4,854	5,359	4,584	4,632
Taxes, licenses and permits	2,316	(20)	1,815	2,218	1,958	2,055	2,216
Other	2,651	2,786	2,084	2,762	1,787	1,894	2,130

Total general and administrative	26,448	23,297	23,606	23,316	21,808	20,782	20,631

Severance and restructuring	17	—	1,177	5,235	145	153	5,063
Depreciation, amortization and accretion	13,318	12,450	12,048	10,872	12,513	11,674	11,075
Goodwill impairment	—	—	—	—	188,170	—	—

Operating expenses	$89,745	$86,586	$85,903	$86,541	$265,522	$73,149	$73,885

Capital expenditures	$5,086	$3,525	$4,528	$5,184	$3,988	$3,892	$6,214

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(in thousands)

	12/31/07	9/30/08
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$64,542	$103,728
Accounts receivable, net	28,044	25,866
Prepaid expenses and other	8,608	6,859
Deferred income tax assets, net	8,267	5,948

Total current assets	109,461	142,401
Property and equipment, net	75,669	63,102
Goodwill	188,170	—
Intangible assets, net	16,929	9,791
Deferred income tax assets, net	93,884	69,601
Other assets	7,634	5,535

Total assets	$491,747	$290,430

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$52,568	$48,843
Distributions payable	93	972
Customer deposits	1,592	1,285
Deferred revenue	12,059	11,087

Total current liabilities	66,312	62,187
Other long-term liabilities	51,867	50,249

Total liabilities	118,179	112,436

Stockholders’ equity:
Preferred stock	—	—
Common stock	3	3
Additional paid-in capital	373,565	343,101
Accumulated deficit	—	(165,110)

Total stockholders’ equity	373,568	177,994

Total liabilities and stockholders’ equity	$491,747	$290,430

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(unaudited and in thousands)

	For the nine months ended
	9/30/07	9/30/08
Cash flows from operating activities:
Net income (loss)	$41,460	$(165,110)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	37,816	35,262
Goodwill impairment	—	188,170
Deferred income tax expense	24,231	27,871
Amortization of stock based compensation	1,155	884
Provisions for doubtful accounts, service credits and other	7,573	4,566
Non-cash transaction tax accrual adjustments	(6,130)	(1,717)
Changes in assets and liabilities:
Accounts receivable	(8,892)	(2,388)
Prepaid expenses and other	3,341	2,501
Intangibles and other long-term assets	(212)	2,498
Accounts payable and accrued liabilities	(6,500)	(6,787)
Customer deposits and deferred revenue	(3,303)	(1,279)

Net cash provided by operating activities	$90,539	$84,471

Cash flows from investing activities:
Purchases of property and equipment	(13,139)	(14,094)
Proceeds from disposals of property and equipment	155	176

Net cash used in investing activities	$(12,984)	$(13,918)

Cash flows from financing activities:
Cash distributions to stockholders	(80,530)	(31,367)

Net cash used in financing activities	$(80,530)	$(31,367)

Net (decrease) increase in cash and cash equivalents	(2,975)	39,186
Cash and cash equivalents, beginning of period	66,507	64,542

Cash and cash equivalents, end of period	$63,532	$103,728

Supplemental disclosure:
Interest paid	$11	$3

Income taxes paid (state and local)	$404	$1

(a)	Slight variations in totals are due to rounding.